Exhibit 5.1

    [KUTAK ROCK LLP LETTERHEAD]

June 22, 2001

America First Mortgage Investments, Inc.
399 Park Avenue
36th Floor
New York, NY 10022

    Re:  America First Mortgage Investments, Inc. Common Stock

Ladies and Gentlemen:

    We have acted as counsel for America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, and Rule 462(b) thereunder, with respect to the registration of 1,710,214 shares of common stock of the Company (the "Shares") to be sold by the Company in connection with a public offering that has been registered on a separate registration statement on Form S-2 (No. 333-59800) (the "Original Registration Statement").

    This opinion is being furnished in accordance with the requirements of Item 16 of Form S-2 and Item 601(b)(5)(i) of Regulation S-K.

    In the course of such representation, we have examined, among other things, the form of underwriting agreement filed as an exhibit to an amendment to the Original Registration Statement (the "Underwriting Agreement") and such corporate records, certificates of public officials and other documents we deemed relevant and appropriate.

    Based on the foregoing, we are of the opinion that, when sold in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the incorporation into the Registration Statement of our opinion letter as to certain tax matters which is included as Exhibit 8.1 to the Original Registration Statement. We also hereby consent to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                      Very truly yours,

                      /s/ Kutak Rock LLP